Exhibit 99.1
THIS AGREEMENT (this “Agreement”) is dated and effective as of the 1st day of May, 2008,

BETWEEN:

NEVADA EAGLE RESOURCES, LLC
a wholly owned subsidiary of Gryphon Gold Corporation,
a Nevada limited liability company, 1130 West Pender, #810,
Vancouver, BC, V6E 4A4
(hereinafter referred to as “NER” and “Optionee”)
- and –
STEVE SUTHERLAND
P.O. Box 5114, Reno, Nevada 89513
( hereinafter referred to as “Sutherland” and “Optionee”)
- and -
SILVER RESERVE CORP.,
a Delaware corporation with its administration offices at
1135 Terminal Way, Suite 207B,
Reno Nevada 89502
(hereinafter referred to as “Silver Reserve”)

WITNESSETH THAT:
WHEREAS, NER and Sutherland are the registered holders of twenty five (25) mineral claims located in the Elko County, Nevada and more particularly described in Schedule A attached hereto and forming part hereof (the “Claims”);
WHEREAS, the Claims, together with such additional mineral claims as may be covered by this Agreement during the term of this Agreement as provided herein, are collectively referred to herein as the “Property;” and
WHEREAS NER and Sutherland have agreed that Silver Reserve may acquire the Claims, subject to the terms of this Agreement;

NOW THEREFORE, the parties hereby do evidence their agreement with respect to the Claims as follows, in consideration of the premises and the mutual covenants hereinafter set out.

1)	REPRESENTATIONS AND WARRANTIES

a)	SILVER RESERVE REPRESENTATIONS AND WARRANTIES

Silver Reserve hereby represents and warrants to NER and Sutherland that:

i)
it is a company duly incorporated under the laws of the State of Delaware, and it is duly organized and validly existing under such laws and is qualified to do business in those states in the United States of America where it is necessary to conduct its business;

ii)
it has the power and capacity to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement and to carry out and perform all of its obligations and duties hereunder and thereunder;

iii)
it has duly obtained all necessary corporate authorizations for the execution, delivery and performance of this Agreement and such execution, delivery and performance and the consummation of the transactions herein contemplated will not contravene any applicable laws and will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance, lien or charge under the provisions of its constating documents or any shareholders’ or directors’ resolution or any indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it may be subject; and

iv)	this Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms.

b)	NER REPRESENTATIONS AND WARRANTIES

NER hereby represents and warrants to Silver Reserve that:

i)
it is a limited liability company duly organized under the laws of the State of Nevada, and it is duly organized and validly existing under such laws and is qualified to carry on business in the United States of America;

ii)
it has the power and capacity to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement and to carry out and perform all of its obligations and duties hereunder and thereunder;

iii)
it has duly obtained all necessary corporate authorizations for the execution, delivery and performance of this Agreement and such execution, delivery and performance and the consummation of the transactions herein contemplated will not contravene any applicable laws and will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance, lien or charge under the provisions of its constating documents or any Members’ or managers’ resolution or any indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it or the Claims may be subject;

iv)	this Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms.

v)	(1)
it is the exclusive beneficial and recorded or registered owner of a 100% right, title and possessory interest in and to the mineral properties described for it in Schedule A, subject to the paramount legal interest of the United States comprising the Claims and no other person has any proprietary or possessory interest in the Claims, and

(2)	no person has any entitlement to any royalty or other payment in the nature of rent or royalty on any minerals, metals or concentrates or any other such products removed from the Claims.

(a)
the Claims it controls are properly and accurately described in Schedule A, attached hereto, and, each of the unpatented Claims (A) has been properly located and recorded with the Bureau of Land Management (BLM) and (B) are in good standing under all applicable laws and regulations with respect to the incurrence of any expenditures and the payment of any monies or taxes and will remain so until at least August 31, 2008;

vi)	the Claims it controls are free and clear of all liens, charges and encumbrances, recorded or, to the best of NER’s information, knowledge and belief, unrecorded;

vii)
there are no outstanding or, to the best of NER’s information, knowledge and belief, proposed, threatened or alleged actions or suits which, if successful, would or could affect the market value or ownership of the Claims it controls or any portion thereof;

viii)
conditions on and relating to the Claims it controls are in compliance with all applicable laws, regulations and orders relating to environmental matters, including, but not limited to, waste disposal and storage and reclamation;

ix)	there are no outstanding work orders or actions required to be taken relating to the condition of the Claims it controls or any operations thereon, as of the date hereof; and

x)	NER has or will make available to Silver Reserve all information in its possession or control relating to work done on or with respect to the Claims it controls.

1.3	SUTHERLAND REPRESENTATIONS AND WARRANTIES

(a)
he has the power and capacity to carry on his business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement and to carry out and perform all of its obligations and duties hereunder and thereunder;

(b)
he has the full authority for the execution, delivery and performance of this Agreement and such execution, delivery and performance and the consummation of the transactions herein contemplated will not contravene any applicable laws and will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance, lien or charge under the provisions of any indenture, agreement or other instrument whatsoever to which he is a party or by which he is bound or to which he or the Claims he controls may be subject;

(c)	this Agreement has been duly executed and delivered by it and is valid and binding upon him in accordance with its terms.

(d)	(1)
he is the exclusive beneficial and recorded or registered owner of a 100%  right, title and possessory interest in and to the mineral properties subject  to the paramount legal interest of the United States comprising the Claims  he controls and no other person has any proprietary or possessory interest  in the Claims he controls, and

(2)	no person has any entitlement to any royalty or other payment in the nature of rent or royalty on any minerals, metals or concentrates or any other such products removed from the Claims he controls.

(e)
the Claims he controls are properly and accurately described in Schedule A, attached hereto, and, each of the unpatented Claims he controls (A) has been properly located and recorded with the Bureau of Land Management (BLM) and (B) is in good standing under all applicable laws and regulations with respect to the incurrence of any expenditures and the payment of any monies or taxes and will remain so until at least August 31, 2008;

(f)	the Claims he controls are free and clear of all liens, charges and encumbrances, recorded or, to the best of Sutherland’s information, knowledge and belief, unrecorded;

(g)
there are no outstanding or, to the best of Sutherland’s information, knowledge and belief, proposed, threatened or alleged actions or suits which, if successful, would or could affect the market value or ownership of the Claims he controls or any portion thereof;

(h)
conditions on and relating to the Claims he controls are in compliance with all applicable laws, regulations and orders relating to environmental matters, including, but not limited to, waste disposal and storage and reclamation;

(i)	there are no outstanding work orders or actions required to be taken relating to the condition of the Claims he controls or any operations thereon, as of the date hereof; and

(j)	Sutherland has or will make available to Silver Reserve all information in its possession or control relating to work done on or with respect to the Claims he controls.

1.4	DURATION AND EFFECT OF REPRESENTATIONS AND WARRANTIES

(a)
NER and Sutherland acknowledges and agrees that Silver Reserve is entering into this Agreement relying upon the representations and warranties made to it herein and the correctness of each such representation and warranty is a condition upon which Silver Reserve is entering into this Agreement, each of which conditions may be waived in whole or in part solely by Silver Reserve and all such representations and warranties shall survive the execution, delivery and termination of this Agreement, the acquisition of any interest in the Claims by a party and the commencement and completion of any of the transactions contemplated herein, for a period of 4 years following the execution of this Agreement.

(b)
Silver Reserve acknowledges and agrees that NER and Sutherland are entering into this Agreement relying upon the representations and warranties made to it herein and the correctness of each such representation and warranty is a condition upon which NER and Sutherland are entering into this Agreement, each of which conditions may be waived in whole or in part solely by an instrument in writing signed by NER and Sutherland and all such representations and warranties shall survive the execution, delivery and termination of this Agreement, the acquisition of any interest in the Claims by a party and the commencement and completion of any of the transactions contemplated herein for a period of 4 years following the execution of this Agreement.

(c)
NER agrees to indemnify and hold harmless Silver Reserve from all claims, actions, damages and losses arising out of or in connection with a breach of any representation or warranty made by NER contained herein.

(d)
Sutherland agrees to indemnify and hold harmless Silver Reserve from all claims, actions, damages and losses arising out of or in connection with a breach of any representation or warranty made by Sutherland contained herein.

(e)
Silver Reserve agrees to indemnify and hold harmless NER and Sutherland from all claims, actions, damages and losses arising out of or in connection with a breach of any representation or warranty made by Silver Reserve contained herein.

2)	OPTION

a)	GRANT OF OPTION

NER and Sutherland hereby grant to Silver Reserve the sole and exclusive right and option to acquire up to an undivided 100% right, title and interest (the “Earned Interest”) in and to the Claims (the “Option”) in accordance with the terms of this Agreement.

b)	TERMS OF OPTION

To exercise the Option and thereby earn an undivided 100% right, title and interest in and to the Claims, subject to the NSR royalty set out in paragraph 3 below, Silver Reserve shall; make payment to NER and Sutherland of $10,000 upon closing of this Agreement and after closing, on the

1st anniversary of closing	$15,000
2nd anniversary of closing	$30,000
3rd anniversary of closing	$60,000
4th thru 10th anniversaries of closing	$80,000 on each anniversary date.

On payment of all of the above payments the Option shall be fully exercised and Silver Reserve shall own 100% of the Property.

NER and Sutherland shall provide written direction to Silver Reserve upon execution of this Agreement the proportion of each option payment and NSR payment described in paragraph 3 to be made to NER and Sutherland. The Optionees at their option, shall have the right to except part of all of the cash payments due under this Agreement in common stock of Silver Reserve Corp., at a price of 10% below the 10 day average closing price, which the shares trade prior to the payment date. The Optionees shall give Silver Reserve 15 day written notice of intent to accept part or all of the payment due in common stock.

3.	ROYALTY

NER and Sutherland shall be entitled to a 3% Net Smelter Return (“NSR”) royalty on the Property payable in accordance with the terms as set out in Schedule B hereto and forming part hereof.

3.1	ADVANCED ROYALTY PAYMENT

Each of the Option payments shall be applied as advance royalty payments. Beginning on the 11th anniversary date of this agreement, an annual advance royalty of $80,000 is due and payable. All advance royalty payments shall be applied to the reduction of any future royalty payments due under the NSR royalty. While in production, Silver Reserve Corp. must annually pay the greater of the NSR royalty or $80,000.

4.0	SUSTAINING FEES

Silver Reserve shall be responsible for the payment of all sustaining fees on the Property due to the BLM before September 1st each year during the term of this Agreement and continuing after it has earned a 100% interest in the Claims. Failure to timely pay the sustaining fees will result in default under this agreement as described in paragraph 10.3.

5.0	CONDITIONS OF CLOSING

Silver Reserve shall not be required to close this Agreement until (a) Silver Reserve is able to access the property and stake additional claims it believes cover the extension of the mineralized zone and (b) until NER and Sutherland have delivered to the satisfaction of Silver Reserve all of the historical reports and records relating to previous drilling and other work on the property.

5.1	CLOSING

Closing shall take place within 10 business day of satisfaction of conditions (a) and (b) above or such other date as the parties may agree.

6.0	TITLE

(i)
NER and Sutherland shall transfer title to the Claims to Silver Reserve and execute and deliver such documents as may be required to convey such title subject to the NSR royalty in accordance to the provisions (i) above on the completion of all option payments described in paragraph 2.2.

(ii)
If this Agreement is terminated for any reason prior to Silver Reserve earning 100% interest in the Claims, it will transfer title it holds in any portion of the Property including any claims acquired within the Area of Interest to NER and Sutherland in accordance with Schedule A.

7.0	TERMINATION

Silver Reserve may terminate this Agreement at any time by giving 60 days notice in writing to NER and Sutherland. In the event of such termination, Silver Reserve shall have no further obligation to NER and Sutherland except as set out in 6 above.

8.0	OPTION PERIOD RIGHTS AND OBLIGATIONS

8.1
During the term of this Agreement: Silver Reserve shall have the exclusive right to conduct exploration and development work on the Property with the right to remove mineral samples therefrom, including bulk mineral samples, for the purpose of assays and tests. Silver Reserve shall have the right to erect, bring and install all such buildings, machinery, equipment and supplies on the Property as it shall deem necessary and proper; and all work done by Silver Reserve on the Property shall be done in accordance with good mining practice and in compliance with the applicable laws and regulations including environmental laws and regulations applicable to the Property.

8.2
During the term of this Agreement: NER and Sutherland shall have access to the Property and to all the records of Silver Reserve relating to the Property, at its sole risk and expense, to review work being carried out on the Property or to review results obtained from work carried out on the Property, as the case may be, provided however, that reasonable notice is given and that such access shall not unduly interfere with or disrupt the activities of Silver Reserve; Silver Reserve shall upon request, provide NER and Sutherland with copies of all reports produced from work conducted on the Property.

8.3
Silver Reserve shall indemnify and save harmless NER and Sutherland from and against all suits, claims, demands, losses and expenses which they may each suffer by reason of any act or thing done or omitted to be done during the term of this Agreement by or on behalf of Silver Reserve in relation to its exploration and development operations on the Property, including any consequences arising from the non-payment of workmen and wage earners employed by it or its contractors on or in connection with the Property or suppliers of materials purchased in connection therewith. During the term of this Agreement, so long as Silver Reserve’s Option is in effect, Silver Reserve shall keep the Property free from claims for liens, charges and encumbrances and, in the event of a lien, charge or encumbrance being recorded, it will on this fact becoming known to it forthwith take proceedings to have such lien, charge or encumbrance removed as soon as possible. Silver Reserve may, however, dispute and contest any suit, claim, demand, loss or expense which forms the basis of a recorded lien, charge or encumbrance.

9.	EXERCISE OF OPTION

At such time as Silver Reserve has made the payments, as set out in 2.2 as set out herein it shall have earned a 100% interest in the Claims and the property subject only to the NSR royalty.

10.	GENERAL PROVISIONS
10.1	NATURE OF RELATIONSHIP
Nothing herein shall be construed as creating a partnership between the parties. Nothing contained in this Agreement shall be construed so as to constitute a party an agent or legal representative of another party. Except as otherwise specifically provided in this Agreement, a party shall not have any authority to act for, or to assume any obligation or responsibility on behalf of, any other party. Except as expressly provided in this Agreement, each party shall have the free and unrestricted right to independently engage in and receive the full benefits of any and all business endeavours of any sort whatsoever not related to the Property and the area of interest, whether or not competitive with the endeavours contemplated herein, without consulting or inviting or allowing the other party any interest therein and the legal doctrines of “corporate opportunity” or “business opportunity” sometimes applied to joint venturers shall not apply in the case of such other endeavours.

10.2	AREA OF INTEREST

The area of interest shall be deemed to comprise that area which is included within two (2) miles of the outermost boundary of the mineral properties, which constitute the Property. Any claims or mineral rights acquired in any manner by any party within the area of interest shall be added to and form part of the Property subject to the consent of the non-acquiring parties. The acquirer shall hold title to such acquisition in trust for the benefit of the parties to this Agreement and transfer it to the appropriate party in accordance with the terms hereof.

10.3	DEFAULT PROVISIONS
The following shall be considered a default on the part of Silver Reserve:
(a)	failure to make payments referred as described in paragraph 4.0 of this agreement,
(b)	if it fails to make the payments, referred to in paragraph 2.2 hereof, when due during the term of this Agreement.

(c)	If it fails to make the NSR royalty payments when due in accordance with Schedule B hereto.

(d)
In the event of a default in any of the above items, NER and Sutherland shall give Silver Reserve written notice in accordance herewith, describing the default and allowing Silver Reserve 15 business days from the date of the notice to correct said default. Failure of Silver Reserve to correct the default within the allotted time shall result in Silver Reserve forfeiting all interest in the Property and being required to transfer any property interests to NER and Sutherland in accordance with Schedule A. Such default shall not relieve Silver Resource of its obligations for environmental liabilities described in paragraph 10.10(i).

10.4	CONFIDENTIAL INFORMATION

All data and information provided to or received by the parties with respect to the Property shall be treated as confidential. A party shall not disclose such information to third parties whether by way of press release or otherwise, unless the disclosure is required by law, stock exchange rules or a regulatory authority having jurisdiction or the disclosure is consented to by the other parties (the “Non-Disclosing Parties”); consent of such Non-Disclosing Parties shall not be unreasonably withheld or delayed in view of the parties’ timely disclosure obligations. Without limiting the foregoing, the Non-Disclosing Parties may reasonably withhold its consent to the issuance of a press release where it has not been provided with an advance draft copy of such press release. Where disclosure is required by law, stock exchange rules or a regulatory authority having jurisdiction, a party shall, if permitted by such law, stock exchange rule or regulatory authority, use its reasonable best efforts to provide a copy of the information to be disclosed (the “Disclosure Statement”) to the Non-Disclosing Parties in advance of its disclosure and make reasonable changes to such Disclosure Statement as may be requested by the Non-Disclosing Parties.

10.5	GEOLOGICAL INTERPRETATIONS

No party (the “Reporting Party”) shall be liable to another party (the “Receiving Parties”) in respect of any opinions, findings, conclusions or other interpretative or non-factual information included by the Reporting Party in any report or other document provided to the Receiving Party, whether included by negligence or otherwise. The Non Reporting Parties shall not release any information regarding the Property to any third party without the consent of the Reporting Party.

10.6	FORCE MAJEURE

i.
No party hereto shall be liable under this Agreement to another party for any failure to perform any of its obligations caused by or arising out of any act not within the control of the party, excluding lack of funds, but including, without limitation, acts of God, strikes, acts or terrorism, lockouts or other industrial disputes, acts of a public enemy, riots, fire, storm, flood, explosion, government restriction, failure to obtain any approvals required from regulatory authorities, including environmental protection agencies, unavailability of equipment, interference of persons primarily concerned about environmental or native rights issues and any other cause, whether of the kind enumerated above or otherwise, which is not reasonably within the control of the party (the “Event of Force Majeure”).

ii.
No right of a party shall be affected, and no party shall be found in default, under this Agreement by the failure of such party to meet any term or condition of this Agreement, excluding lack of funds, where such failure is caused by an Event of Force Majeure and, in such event, all times specified or provided for in this Agreement shall be extended by a period commensurate with the period during which the Event of Force Majeure causes such failure.

iii.
A party affected by an Event of Force Majeure shall take all reasonable steps within its control to remedy the failure caused by such event, provided, however, that nothing contained in this section 10.6 shall require any party to settle any labour or industrial dispute or to test the constitutionality of any law enacted by any Legislature of or within the United States.

iv.	Any party relying on the provisions of this section 10.6 shall forthwith give notice to the other party of the commencement of an Event of Force Majeure and of its end.

10.7	NOTICES

1.
Any notice, direction or other communication (the “Notice”) given hereunder, irrespective of whether such Notice was required, permitted or otherwise provided pursuant to or in respect of this Agreement, shall be in writing;

2.	if delivered, shall be deemed to have been given and received on the day it was delivered;

3.
if mailed, shall be deemed to have been given and received on the seventh business day following the day of mailing, except in the event of disruption of postal services in which event such Notice shall be deemed to have been given and received only when actually received;

4.
if sent by facsimile shall be deemed to have been given and received on the day it was so sent, except where sent outside of normal business hours (9:00 a.m. to 5:00 p.m. local time at the place of receipt), in which event such Notice shall be deemed to have been given and received on the next following business day; and

5.	Notices in each case shall be addressed as follows:

if to Silver Reserve, at:

Silver Reserve Corp.
1135 Terminal Way, Suite 207B
Reno, Nevada 89502
Attention: Todd Montgomery
Fax: 866-786-6415

if to NER, at:
Nevada Eagle Resources, c/o
Gryphon Gold Corporation
1130 West Pender, Suite 810
Vancouver, BC, Canada V6E 4A4
Attention: Anthony Ker
Fax: 604-608-3262

if to Sutherland:
P.O. Box 5114
Reno, Nevada 89513
Fax: 775-747-8804

Any party may give, at any time, notice in writing to the other party of any change of address of the party giving such Notice and, from and after the giving of such Notice, the address or addresses therein specified shall be deemed to be the address of such party for the purpose of giving Notice hereunder.

10.8	INTERPRETATION

(i)
This Agreement shall be interpreted and governed according to the laws of the State of Nevada. The parties hereby attorn to the jurisdiction of the courts of the State of Nevada and agree to submit any disputes in respect of this Agreement to the courts of the State of Nevada.

(ii)	All references in this Agreement to monetary amounts are expressed in US currency.

(iii)
In this Agreement, headings have been inserted for ease of reference and may not accurately describe the provisions that follow them. Consequently, headings shall not be used for purposes of interpreting this Agreement.

(iv)	In this Agreement, the singular encompasses the plural and vice versa, and the masculine encompasses the feminine and vice versa.

10.9	WHOLE AGREEMENT AND FURTHER ASSURANCES

i.
This Agreement, including Schedules A and B attached hereto, constitutes the whole of this Agreement and encompasses the entire agreement between Silver Reserve and NER and Sutherland pertaining to the Property. This Agreement supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between Silver Reserve and NER and Sutherland, and there are no warranties, representations or other agreements between Silver Reserve and NER and Sutherland in connection with the Property, except as specifically set forth herein.

ii.	The parties agree to execute and cause to be executed such other documents, and take and cause to be taken such other actions, as are reasonably necessary:

(a)	to secure and give effect to the rights and obligations granted and assumed hereunder; and

(b)	to maintain the Property in good standing.

10.10	ENVIRONMENTAL RECLAMATION

i.
Notwithstanding any other provision in this Agreement, NER and Sutherland shall remain liable and Silver Reserve shall have no obligations in respect of environmental liabilities incurred or arising as a result of the state or condition of the Claims prior to closing of this Agreement. Silver Reserve shall be liable for all obligations in respect of environmental liabilities incurred or arising on the Property after the closing date of this agreement and that are caused by Silver Reserve. NER and Sutherland shall have no obligations in respect to environmental liabilities arising after the closing date caused by Silver Reserve.

ii.
For purposes of section 10.10 (i), environmental liabilities shall mean any and all damages (including but not limited to exemplary and punitive damages), losses, costs, expenses, liabilities and obligations of whatsoever kind, direct or indirect (including but not limited to fines, penalties, interest, lawyers’ fees and expenses, damages for personal injury, death, property damage and economic loss, including but not limited to reduction in the value of the Property (or any other person’s property) incurred or arising as a result of the state or condition of the Claims, including costs relating to the removal, treatment, storage and disposal of hazardous substances and the remediation, clean-up, restoration, abatement, reclamation or other securing or remedial action in respect of the Claims (or any other person’s property) under or for breach of or failure to comply with any and all environmental laws, whether statutory, in contract or in tort, including negligence and strict liability, or howsoever otherwise arising.

iii.	For purposes of sections 1.2(i), 1.3(h) and 10.10(i):

(a)
environmental laws shall mean any and all federal, state and local laws, statutes, rules, regulations, ordinances, bylaws, orders, permits, licences, approvals, policies and consents and the common law to the extent that any of the foregoing regulate, ascribe, provide for or pertain to liabilities or obligations in relation to the existence, use, production, manufacture, processing, distribution, production, transport, handling, storage, removal, treatment, disposal, emission, discharge, migration, seepage, leakage, spillage or release of hazardous substances or the construction, alteration, use or operation, demolition or decommissioning of any facilities or other real or personal property in relation to the foregoing or otherwise in relation to the protection of the life, health or safety of persons, or to the protection of property or the environment, including but not limited to air, soil, surface water, ground water, biota, wildlife and personal or real property; and

(b)	hazardous substances shall mean any substance that:

(c)
when released to the natural environment is likely to cause or does cause, immediately or at some future time, material harm or degradation to the natural environment or any risk to human health and, without restricting the generality of the foregoing, includes any pollutant, contaminant, waste or hazardous waste, or any “dangerous goods”, “hazardous chemical”, “hazardous substance” or “hazardous waste”, as may be defined by environmental laws; or

(d)	exhibits characteristics of flammability, corrosivity, reactivity or toxicity.

10.11	COUNTERPARTS

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the date first written above.

NEVADA EAGLE RESOURCES, LLC		SILVER RESERVE CORP.

by:	/s/ Anthony Ker	by	s/ Todd Montgomery
	Anthony D. J. Ker		Todd Montgomery
	Managing Member		President

/s/ Steve Sutherland
STEVE SUTHERLAND

SCHEDULE A
Medicine Claims
Elko County, Nevada

held by Steve Sutherland

Claim number	County document #	NMC Number

9	589680	979237
10	589681	979238
11	589682	979239
12	589683	979240
13	589684	979241
14	589685	979242

37	589686	979243
38	589687	979244
39	589688	979245
40	589689	979246
41	589690	979247
42	589691	979248
43	589692	979249
44	589693	979250
45	589694	979251
46	589695	979252

63	589696	979253
64	589697	979254
65	589698	979255
66	589699	979256
67	589700	979257

125	589701	979258
126	589702	979259

SCHEDULE A
Peru Claims
Elko County, Nevada

registered in the name of Nevada Eagle Resources, LLC

Claim name	County document #	NMC Number

Peru 1	417702	781252
Peru 2	417703	781253

SCHEDULE B
TO
NER/SUTHERLAND/ SILVER RESERVE AGREEMENT

DATED April 1, 2008

Net Smelter Return Royalty

3) The NSR which may be payable to a party (the “Payee”) by a party (the “Payor”) shall be calculated and paid to the Payee in accordance with the terms of this Schedule.

4) The NSR shall be calculated on a calendar quarterly basis.

5) The following words shall have the following meanings:

a)	“Gross Revenue” shall mean the aggregate of the following amounts received in each quarterly period:

i)	(1)	all revenue received by the Payor in such quarter from arm’s length purchasers of mineral products, or

(2)	the fair market value of all mineral products sold by the Payor in such quarter to persons not dealing at arm’s length with the Payor; and

ii)	any proceeds of insurance received in such quarter due to losses or damages in respect to mineral products.

b)	“Permissible Deductions” shall mean the aggregate of the following charges (to the extent not previously deducted or accrued in computing Gross Revenue) that are paid in each quarterly period:

i)	sales charges levied by any sales agent in respect to the sale of mineral products;

(a)
all costs, expenses and charges of any nature whatsoever which are either paid or incurred by the Payor in connection with the refinement or beneficiation (in the case of direct-shipping ore) of mineral products after leaving the Property, including all weighing, sampling, assaying and representation costs, metal losses, any umpire charges and any penalties charged by the processor, refinery or smelter; and

(b)	all other insurance costs in respect of mineral products;

provided: (i) that where a cost or expense otherwise constituting a Permissible Deduction is incurred by the Payor in a transaction with a party with whom it is not dealing at arm’s length (as that term is defined in the Income Tax Act (Canada)), such costs or expenses may be deducted, but only as to the lesser of the actual cost incurred by the Payor and the fair market value thereof considering the time of such transaction and under all the circumstances thereof; and (ii) transportation costs and milling costs at another site, prior to the smelting and refining shall not be included in the definition of Permissible Deductions.
c)	“Net Smelter Returns” shall mean Gross Revenue less Permissible Deductions in respect to such quarter.

d)	“NSR” shall mean Net Smelter Returns.

6) The NSR shall be calculated and paid within 45 days after the end of each calendar quarter ending March 31, June 30, September 30 and December 31 of each year. Smelter settlement sheets, if any, and a statement setting forth calculations in sufficient detail to show how the payment was derived (the “Statement”) shall be submitted with the payment.

7) In the event that final amounts required for the calculation of the NSR are not available within the time period referred to in paragraph 4 of this Schedule, then provisional amounts shall be established, the NSR shall be paid on the basis of such provisional amounts and positive or negative adjustments shall be made to the payment in the succeeding quarter, as necessary.

8) All NSR payments shall be considered final and in full satisfaction of all obligations of the Payor with respect thereto, unless the Payee delivers to the Payor a written notice (the “Objection Notice”) describing and setting forth a specific objection to the calculation thereof within 60 days after receipt by the Payee of the Statement. If the Payee objects to a particular Statement as herein provided, the Payee shall, for a period of 60 days after the Payor’s receipt of such Objection Notice, have the right, upon reasonable notice and at a reasonable time, to have the Payor’s accounts and records relating to the calculation of the NSR in question audited by the auditors of the Payor. If such audit determines that there has been a deficiency or an excess in the payment made to the Payee, such deficiency or excess will be resolved by adjusting the next monthly NSR payment due hereunder. The Payee shall pay all the costs and expenses of such audit unless a deficiency of 2 1/2% or more of the amount due is determined to exist. The Payor shall pay the costs and expenses of such audit if a deficiency of 2 1/2% or more of the amount due is determined to exist. All books and records used and kept by the Payor to calculate the NSR due hereunder shall be kept in accordance with U.S. generally accepted accounting principles. Failure on the part of the Payee to make claim against the Payor for adjustment in such 60 day period by delivery of an Objection Notice shall conclusively establish the correctness and sufficiency of the Statement and NSR payment in respect of the applicable quarter.

9) All profits and losses resulting from the Payor engaging in any commodity futures trading, option trading, metals trading, gold loans or any combination thereof, and any other hedging transactions with respect to mineral products (collectively, “Hedging Transactions”) are specifically excluded from calculations of the NSR pursuant to this Schedule, it being understood by the parties that both the Payor and Payee may engage in speculative hedging trading activities for their own account. All Hedging Transactions by the Payor and all profits or losses associated therewith, if any, shall be solely for the Payor’s account, irrespective of whether or not mineral products are delivered in fulfilment of such obligations. When necessary to give effect to the provisions of this paragraph 7, Gross Revenue from mineral products subject to Hedging Transactions by the Payor shall be determined pursuant to sub clause 3.1(a)(ii), rather than 3.1(a)(i) hereof.

10) Fair market value shall be determined by using, for gold, the quarterly average price of gold which shall be calculated by dividing the sum of all London Bullion Market Association P.M. Gold Fix prices reported for the calendar quarter in question by the number of days for which such prices were quoted and, for silver and other metals, the quarterly average price which shall be calculated by dividing the sum of all New York Commodity Exchange (“COMEX”) prices reported for silver and the other metal quoted by and at the closing of COMEX for the calendar quarter in question by a number of days for which such prices were quoted, less, in each case, an amount reasonably equivalent to the deductions permitted by clause 3.2 hereof.